Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-132111 and 333-150986 on Form S-8 of our report dated June 27, 2008, relating to the financial statements and financial statement schedule of the United Airlines Flight Attendant

401(k) Plan appearing in this Annual Report on Form 11-K of the United Airlines Flight Attendant 401(k) Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
Chicago, Illinois
June 27, 2008